Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form F-3 No. 333-166697) of Seanergy Maritime Holdings Corp.,

(2)	Registration Statement (Form F-3 No. 333-169813) of Seanergy Maritime Holdings Corp.,

(3)	Registration Statement (Form F-3 No. 333-237500) of Seanergy Maritime Holdings Corp.,

(4)	Registration Statement (Form F-3 No. 333-238136) of Seanergy Maritime Holdings Corp.,

(5)	Registration Statement (Form F-3 No. 333-253332) of Seanergy Maritime Holdings Corp., and

(6)	Registration Statement (Form F-3 No. 333-257693) of Seanergy Maritime Holdings Corp.;

of our report dated March 31, 2022 (except for the retroactive effect of the reverse stock split effected on February 16, 2023, described in Note 1 to the consolidated financial statements, as to which the date is March 31, 2023), with respect to the consolidated financial statements of Seanergy Maritime Holdings Corp. included in this Annual Report (Form 20-F) for the year ended December 31, 2022.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
March 31, 2023